United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(317,150)
Unrealized Gain (Loss) on Market Value of Futures	1,309,400
Dividend Income	78
Interest Income	307
ETF Transaction Fees	350
Total Income (Loss)	$992,985

Expenses
General Partner Management Fees	$7,385
Brokerage Commissions	1,301
NYMEX License Fee	184
Non-interested Directors' Fees and Expenses	134
Prepaid Insurance Expense	33
Other Expenses	9,576
Total Expenses	18,613
Expense Waiver	(7,735)
Net Expenses	$10,878
Net Income (Loss)	$982,107

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/13	$14,318,799
Additions (50,000 Units)	1,804,853
Net Income (Loss)	982,107

Net Asset Value End of Month	$17,105,759
Net Asset Value Per Unit (450,000 Units)	$38.01

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612